UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Succession of Chief Executive Officer

On May 19, 2016, Scott D. Sheffield, Chairman of the Board and Chief Executive Officer of Pioneer Natural Resources Company (“Pioneer” or the “Company”), informed the Board of Directors (the “Board”) of the Company that he intends to retire as the Company’s Chief Executive Officer effective December 31, 2016 (the "Transition Date"). The Board has approved a succession plan under which Mr. Sheffield would thereafter remain with the Company in the role of Executive Chairman of the Board and Timothy L. Dove, currently the Company’s President and Chief Operating Officer, would succeed Mr. Sheffield as the Company’s President and Chief Executive Officer. Mr. Sheffield is expected to continue as Executive Chairman of the Company's Board of Directors through December 31, 2017, at which time he would retire as an executive and employee of the Company, but remain on the Board.

The Compensation and Leadership Development Committee of the Board (the “Compensation Committee”) has approved the following with respect to Mr. Sheffield’s compensation as Executive Chairman of the Board effective upon his retirement as Chief Executive Officer:

•	his base salary will remain at the same level as in effect immediately prior to the Transition Date;

•	he will receive a bonus opportunity (as a percentage of base salary) for 2017 (payable in 2018) at the same percentage as was in effect immediately prior to the Transition Date; and

•	he will not receive any long-term incentive plan awards in respect of any period following the Transition Date when he is not serving as Chief Executive Officer.

Upon his retirement as an executive and employee of the Company, expected to occur on December 31, 2017, Mr. Sheffield would be compensated as a non-employee director while he remains on the board, and he would no longer be entitled to any compensation as an employee or officer of the Company. The Company and Mr. Sheffield entered into a letter agreement memorializing these terms on May 19, 2016, which is attached as Exhibit 10.4 to this report and incorporated herein by reference.

Amendment and Restatement of 2006 Long Term Incentive Plan

As further described below in Item 5.07, on May 19, 2016, at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of the Company approved the amendment and restatement of the Company’s 2006 Long-Term Incentive Plan (as so amended and restated, the “Amended LTIP”).

Previously, on March 1, 2016, the Board approved the Amended LTIP, which: (a) increases the number of shares of common stock that the Company may issue under the plan by 3,500,000 shares; (b) extends the term of the plan until May 19, 2026; (c) imposes an annual, calendar year-based limitation on the awards that can be made under the plan to each non-employee director; and (d) revises the limit on the number of shares of common stock that may be granted under the plan to any one individual. For more information about the Amended LTIP, please read the Company’s Proxy Statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 7, 2016.

The foregoing description of the Amended LTIP is a summary only and is qualified in its entirety by reference to the complete text of the Amended LTIP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Copies of the forms of award agreements for the Company's executive officers are filed as Exhibits 10.2 and 10.3 to this report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2016, the Board approved the amendment and restatement of the bylaws of the Company (the “Bylaws”), effective as of such date.     The only change effected by the amendment and restatement of the Bylaws was to clarify the provisions related to proxy access, which was implemented by the Board in November 2015. Specifically, Article Two, Section 2.14(d)(iv)(L) of the Bylaws was amended to make clear that a stockholder, or a group of up stockholders, eligible to include in the Company’s proxy materials director candidates for election to the Board will be required to make a representation only as to its intentions with respect to maintaining the minimum number of shares of the Company’s common stock for at least one year following the annual meeting, and will not be required to represent that it intends to maintain ownership of such shares for at least one year.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on May 19, 2016 in Irving, Texas. At the meeting, five proposals were submitted for a vote of stockholders, as described in the Proxy Statement. The following is a brief description of each proposal and the results of the stockholders’ votes.

Election of Directors. Prior to the meeting, the Board designated each of the persons named below as nominees for election as directors. Each nominee was, at the time of such nomination and at the time of the meeting, a director of the Company. At the meeting, each nominee was elected as a director of the Company, with the results of the stockholder voting being as follows:

	For	Against	Abstain	Broker Non-Votes
Edison C. Buchanan	131,903,923	4,324,661	270,778	8,252,440
Andrew F. Cates	134,223,079	1,918,565	357,718	8,252,440
Timothy L. Dove	133,985,247	2,347,934	166,181	8,252,440
Phillip A. Gobe	134,701,416	1,439,118	358,828	8,252,440
Larry R. Grillot	135,897,822	379,502	222,038	8,252,440
Stacy P. Methvin	134,760,284	1,326,442	412,636	8,252,440
Royce W. Mitchell	135,900,825	430,656	167,881	8,252,440
Frank A. Risch	134,716,545	1,614,178	168,639	8,252,440
Scott D. Sheffield	133,673,519	2,703,884	121,959	8,252,440
Mona K. Sutphen	135,946,250	473,862	79,250	8,252,440
J. Kenneth Thompson	123,567,915	12,518,023	413,424	8,252,440
Phoebe A. Wood	134,314,493	2,017,514	167,355	8,252,440
Michael D. Wortley	134,745,316	1,664,525	89,521	8,252,440

Ratification of selection of independent auditors. The engagement of Ernst & Young LLP as the Company’s independent auditors for 2016 was submitted to the stockholders for ratification. Such engagement was ratified, with the results of the stockholder voting being as follows:

For	143,881,769
Against	850,918
Abstain	89,115
Broker non-votes	—

Advisory vote on executive compensation. The Company submitted to the stockholders for approval, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. The proposal was approved, with the results of the stockholder voting being as follows:

For	85,207,105
Against	50,533,874
Abstain	758,383
Broker non-votes	8,252,440

Amended LTIP. The Company submitted to the stockholders for approval a proposal to approve the Amended LTIP. The proposal was approved, with the results of the stockholder voting being as follows:

For	131,954,409
Against	4,121,175
Abstain	423,778
Broker non-votes	8,252,440

Approval of the eligible employees, business criteria and maximum annual per person compensation limits under the Amended LTIP to comply with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Company submitted to the stockholders for approval a proposal to approve the eligible employees, business criteria and maximum annual per person compensation limits under the Amended LTIP to comply with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The proposal was approved, with the results of the stockholder voting being as follows:

For	133,081,395
Against	3,113,893
Abstain	304,074
Broker non-votes	8,252,440

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1	Fifth Amended and Restated Bylaws of the Company.
10.1	Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan.
10.2
Form of Restricted Stock Unit Agreement between the Company and each of Scott D. Sheffield and Timothy L. Dove with respect to annual awards made under the Company's 2006 Long-Term Incentive Plan, together with a schedule identifying other substantially identical agreements between the Company and each of its other executive officers who received this award and identifying the material differences between each of those agreements and the filed Restricted Stock Unit Agreement.

10.3
Form of Performance Unit Award Agreement between the Company and each of Scott D. Sheffield and Timothy L. Dove, with respect to awards made under the Company's 2006 Long-Term Incentive Plan, together with a schedule identifying other substantially identical agreements between the Company and each of its other executive officers and identifying the material differences between each of those agreements and the filed Performance Unit Award Agreement.

10.4	Letter Agreement dated May 19, 2016, between the Company and Scott D. Sheffield.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor, Vice President and
Chief Accounting Officer
Dated: May 24, 2016

EXHIBIT INDEX

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

3.1(a)	Fifth Amended and Restated Bylaws of the Company.
10.1(a)	Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan
10.2(a)
Form of Restricted Stock Unit Agreement between the Company and each of Scott D. Sheffield and Timothy L. Dove with respect to annual awards made under the Company's 2006 Long-Term Incentive Plan, together with a schedule identifying other substantially identical agreements between the Company and each of its other executive officers who received this award and identifying the material differences between each of those agreements and the filed Restricted Stock Unit Agreement.

10.3(a)
Form of Performance Unit Award Agreement between the Company and each of Scott D. Sheffield and Timothy L. Dove, with respect to awards made under the Company's 2006 Long-Term Incentive Plan, together with a schedule identifying other substantially identical agreements between the Company and each of its other executive officers and identifying the material differences between each of those agreements and the filed Performance Unit Award Agreement.

10.4(a)	Letter Agreement dated May 19, 2016 between the Company and Scott D. Sheffield.

___________
(a) Filed herewith.